UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ARMATA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/ARMPNotice of 2020 Special Meeting of ShareholdersArmata Pharmaceuticals, Inc.4503 Glencoe AvenueMarina del Rey, California 90292Proxy Solicited by Board of Directors for Special Meeting – March 26, 2020Todd R. Patrick and Steve R. Martin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock ofArmata Pharmaceuticals, Inc. that the undersigned held of record as of the close of business on March 5, 2020, with all the powers which the undersigned would possess ifpersonally present, at the Special Meeting of Shareholders of Armata Pharmaceuticals, Inc. to be held on March 26, 2020 or at any postponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’srecommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote by the internet or telephone, please DO NOT mail back this proxycard. If you wish to attend the special meeting in person, please be prepared to present photo identification for admittance.(Items to be voted appear on reverse side.)Proxy — Armata Pharmaceuticals, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting Items++Change of Address — Please print new address below. Comments — Please print your comments below. Meeting AttendanceMark box to the right ifyou plan to attend theSpecial Meeting.2020 Special Meeting ofArmata Pharmaceuticals, Inc. ShareholdersMarch 26, 2020 at 9:00 a.m. Local TimeArmata Pharmaceuticals, Inc.4503 Glencoe Avenue, Marina del Rey, California 90292